Exhibit 99.2

Power of Attorney

Know all by these presents, that each of the undersigned hereby constitutes and appoints Paul Segal and Darpan Kapadia as the undersigned’s true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director or beneficial owner of Common Shares of Halcón Resources Corporation (the “Issuer”), the Statement on Schedule 13G (or Schedule 13D, if applicable) in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Act”), and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Statement on Schedule 13G (or Schedule 13D, if applicable) and all amendment(s) thereto and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

(3) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director or beneficial owner of Common Shares of the Issuer, to sign any reports on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership of Securities) and Form 5 (Annual Statement of Beneficial Ownership of Securities) relating to transactions by the undersigned in Common Shares or other securities and all amendments thereto in accordance with Section 16 of the Act, and the rules thereunder; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact’s discretion.

The undersigned hereby grant to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Issuer assuming, any of the undersigned’s responsibilities to comply with Sections 13(d) or 16 of the Act and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to (i) file a Statement on Schedule 13G or Schedule 13D with respect to the undersigned’s holdings of and transactions in securities issued by the Issuer or (ii) report transactions and holdings on Forms 3, 4 and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Signatures to Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 3rd day of January, 2019.

Gen IV Investment Opportunities, LLC

By:	LSP Generation IV, LLC
Its:	Managing Member

By:	/s/ Darpan Kapadia
Name:	Darpan Kapadia
Title:	Managing Director

By:	LSP Investment Advisors, LLC
Its:	Investment Manager

By:	/s/ Paul Segal
Name:	Paul Segal
Title:	President

LSP Generation IV, LLC

By:	/s/ Darpan Kapadia
Name:	Darpan Kapadia
Title:	Managing Director

LSP Investment Advisors, LLC

By:	/s/ Paul Segal
Name:	Paul Segal
Title:	President